     As filed with the Securities and Exchange Commission on May 28, 1999

                                                      Registration No. 333-11329



                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549




                        Post-Effective Amendment No. 3
                                  on Form S-8
                                  to Form S-4
                            REGISTRATION STATEMENT
                                     Under
                          THE SECURITIES ACT OF 1933


                         Reliant Energy, Incorporated
              (formerly known as Houston Industries Incorporated)

              (Exact name of issuer as specified in its charter)

             Texas                                       74-0694415
(State or other jurisdiction of                      (I.R.S. Employer
incorporation or organization)                      Identification No.)

         1111 LOUISIANA
         HOUSTON, TEXAS                                      77002
(Address of principal executive offices)                  (Zip Code)

                   RELIANT ENERGY, INCORPORATED SAVINGS PLAN
                           (Full title of the plan)

                                Hugh Rice Kelly
      Executive Vice President, General Counsel, and Corporate Secretary
                         Reliant Energy, Incorporated
                                1111 Louisiana
                             Houston, Texas 77002
                    (Name and address of agent for service)

Telephone number, including area code, of agent for service:  (713) 207-3000

This Post-Effective Amendment No. 3 on Form S-8 to Form S-4 Registration Statement (333-11329) is being filed pursuant to the provisions of Rule 401(e) under the Securities Act of 1933, as amended, and the procedures described therein. The purpose of this Post-Effective Amendment No. 3 is to reallocate 7,000,000 unsold shares of the Registrant's common stock, without par value, including associated preference stock purchase rights, registered on the Form S-4 Registration Statement prior to any Post-Effective Amendment on Form S-8 thereto, to the Reliant Energy, Incorporated Savings Plan for offer and sale thereunder. These shares are in addition to those unsold shares reallocated by Post-Effective Amendments Nos. 1 and 2 on Form S-8. As of May 25, 1999, there were 7,321,053 remaining unsold shares registered on the Form S-4 Registration Statement that had not been reallocated pursuant to Post-Effective Amendment Nos. 1 and 2. The registration fee in respect of such common stock was paid at the time of the original filing of the Registration Statement on Form S-4 relating to such common stock.

In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the Reliant Energy, Incorporated Savings Plan described herein.

                             INTRODUCTORY STATEMENT

     Reliant Energy, Incorporated (formerly known as Houston Industries Incorporated) (the "Registrant" or the "Company") is filing this Post-Effective Amendment No. 3 on Form S-8 to Form S-4 Registration Statement relating to its common stock, without par value, and associated rights to purchase its Series A Preference Stock, without par value (such common stock and associated rights collectively, the "Common Stock"), which may be offered and sold pursuant to the terms of the Reliant Energy, Incorporated Savings Plan (the "Savings Plan"). This Registration Statement also covers participation interests in the Savings Plan.

     The purpose of this Post-Effective Amendment No. 3 is to reallocate 7,000,000 shares of Common Stock covered by this Registration Statement to the Savings Plan.

     This Post-Effective Amendment No. 3 on Form S-8 relates only to the Common Stock issuable pursuant to the terms of the Savings Plan and related participation interests under the Savings Plan.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

     Note: The document(s) containing the plan information required by Item 1 of Form S-8 and the statement of availability of registrant information and any other information required by Item 2 of Form S-8 will be sent or given to participants as specified by Rule 428 under the Securities Act of 1933, as amended (the "Securities Act"). In accordance with Rule 428 and the requirements of Part I of Form S-8, such documents are not being filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. The Registrant shall maintain a file of such documents in accordance with the provisions of Rule 428. Upon request, the Registrant shall furnish to the Commission or its staff a copy or copies of all of the documents included in such file.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents filed with the Securities and Exchange Commission (the "Commission") by the Company (File No. 1-3187) or by the Savings Plan pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or as otherwise indicated, are hereby incorporated herein by reference:

       (1) the Company's Annual Report on Form 10-K for its fiscal year ended December 31, 1998;

       (2) the Company's Current Report on Form 8-K filed with the Commission on February 1, 1999;

       (3) the Company's Current Report on Form 8-K filed with the Commission on February 26, 1999;

       (4) the Company's Quarterly Report on Form 10-Q for its quarterly period ended March 31, 1998;

       (5) the description of the Common Stock contained in Item 4 of the Company's Registration Statement on Form 8-B, as filed with the Commission on July 30, 1997, pursuant to Section 12(b) of the Exchange Act; and

       (6) the Annual Report on Form 11-K of the Savings Plan for its fiscal year ended December 31, 1997.

     All documents filed with the Commission by the Company and by the Savings Plan pursuant to sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold, or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

     Any statement contained herein or incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES.

     Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

     Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Article 2.02.A.(16) and Article 2.02-1 of the Texas Business Corporation Act and Article V of the Company's Amended and Restated Bylaws provide the Company with broad powers and authority to indemnify its directors and officers and to purchase and maintain insurance for such purposes. Pursuant to such statutory and Bylaw provisions, the Company has purchased insurance against certain costs of indemnification that may be incurred by it and by its officers and directors.

     Additionally, Article IX of the Company's Restated Articles of Incorporation provides that a director of the Company is not liable to the Company or its shareholders for monetary damages for any act or omission in the director's capacity as director, except that Article IX does not eliminate or limit the liability of a director for (i) breaches of such Director's duty of loyalty to the Company and its shareholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or knowing violation of law, (iii) transactions from which a director receives an improper benefit, irrespective of whether the benefit resulted from an action taken within the scope of the director's office, (iv) acts or omissions for which liability is specifically provided by statute and (v) acts relating to unlawful stock repurchases or payments of dividends.

     Article IX also provides that any subsequent amendments to Texas statutes that further limit the liability of directors will inure to the benefit of the directors, without any further action by shareholders. Any repeal or modification of Article IX shall not adversely affect any right of protection of a director of the Company existing at the time of the repeal or modification.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

     Not Applicable.

ITEM 8.  EXHIBITS.

     The following documents are filed as a part of this Amendment to Registration Statement or incorporated by reference herein:

                                                               Report or                    SEC File or
Exhibit                                                      Registration                  Registration              Exhibit
Number                  Document Description                   Statement                      Number                Reference
-----------   ----------------------------------------   ---------------------         ---------------------   --------------------
    4.1*  -   Restated Articles of Incorporation of      Form 10-K for the year                 1-3187                  3(a)
              the Company (restated as of September      ended December 31, 1997
              1997)

    4.2*  -   Amendment to the Company's Articles of     Form 10-Q for the quarter              1-3187                  3
              Incorporation                              ended March 31, 1999

    4.3*  -   Amended and Restated Bylaws of the         Form 10-Q for the quarter              1-3187                  3
              Company (adopted on September 2, 1998)     ended September 30, 1998

    4.4** -   Amended and Restated Rights Agreement
              dated August 6, 1997 between the
              Company and Chase Bank of Texas,
              National Association, as Rights Agent,
              including form of Statement of
              Resolution Establishing Series of
              Shares designated Series A Preference
              Stock and form of Rights Certificate

                                                               Report or                    SEC File or
Exhibit                                                      Registration                  Registration              Exhibit
Number                  Document Description                   Statement                      Number                Reference
-----------   ----------------------------------------   ---------------------         ---------------------   --------------------
     4.5* -   The Savings Plan (as amended and           Combined Form 10-Q                     1-3187                  99(c)
              restated effective July 1, 1995)           for the quarter                        1-7629
                                                         ended March 31, 1995

     4.6* -   First Amendment to the Savings Plan (as    Combined Form 10-Q                     1-3187                  99(g)
              amended and restated effective July 1,     for the quarter                        1-7629
              1995) effective June 30, 1995              ended June 30, 1995

     4.7* -   Second Amendment to the Savings Plan       Combined Form 10-Q                     1-3187                  99 (e)
              (as amended and restated effective July    for the quarter                        1-7629
              1, 1995) effective August 1, 1996          ended June 30, 1997

     4.8* -   Fifth Amendment to the Savings Plan        Form 10-K for the year                 1-3187                  10(c)(c)
              effective as of October 15, 1997           ended December 31, 1998

     4.9* -   Savings Trust, as amended and restated,    Form 10-K for the year                 1-7629                  10(s)(4)
              effective July 1, 1995, between the        ended December 31, 1995
              Company and the Northern Trust Company

     4.10 -   Sixth Amendment to the Savings Plan
              (as amended and restated effective
              July 1, 1995) effective April 1, 1999

     4.11 -   Seventh Amendment to the Savings Plan
              (as amended and restated effective
              July 1, 1995)

     5.1  -   Opinion of Baker & Botts, L.L.P.

     5.2  -   The registrant undertakes that the
              Savings Plan and any amendment thereto
              have been or will be submitted to the
              Internal Revenue Service ("IRS") in a
              timely manner and all changes required
              by the IRS for the Savings Plan to be
              qualified under Section 401 of the
              Internal Revenue Code have been or will
              be made.

    23.1  -   Consent of Deloitte & Touche LLP

    23.2  -   Consent of Baker & Botts, L.L.P.
              (included in Exhibit 5.1)

    24**  -   Powers of Attorney

________________
*    Incorporated herein by reference as indicated.
**   Previously filed.

ITEM 9.  UNDERTAKINGS.
     (a) The undersigned registrant hereby undertakes:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                (i) To include any prospectus required by section 10(a)(3) of the Securities Act;

                (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

        Provided, however, that the undertakings set forth in paragraphs (i) and
     (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

        (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 6 above, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Post-Effective Amendment on Form S-8 to Form S-4 Registration Statement and has duly caused this Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, the State of Texas, on May 26, 1999.

                                    RELIANT ENERGY, INCORPORATED


                                    By:            *
                                       ---------------------------------
                                       (Don D. Jordan, Chairman and
                                       Chief Executive Officer)

          Pursuant to the requirements of the Securities Act, this Post-Effective Amendment on Form S-8 to Form S-4 Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

        Signatures                            Title                   Date
        ----------                            -----                   ----

         *                      Chairman and Chief Executive       May 26, 1999
---------------------           Officer and Director
   (Don D. Jordan)              (Principal Executive Officer
                                and Director)

/s/ Stephen W. Naeve            Executive Vice President and       May 26, 1999
---------------------           Chief Financial Officer
  (Stephen W. Naeve)            (Principal Financial Officer)

/s/ Mary P. Ricciardello        Vice President and Comptroller     May 26, 1999
------------------------        (Principal Accounting Officer)
 (Mary P. Ricciardello)

JAMES A. BAKER III, RICHARD E.
BALZHISER, MILTON CARROLL,      A majority of the                  May 26, 1999
JOHN T. CATER, ROBERT J.        Board of Directors
CRUIKSHANK, LINNET F. DEILY,
LEE W. HOGAN, R. STEVE LETBETTER,
ALEXANDER F. SCHILT*

*By:  /s/ Stephen W. Naeve
    -------------------------
(Stephen W. Naeve, Attorney-In-Fact)

          Pursuant to the requirements of the Securities Act of 1933, the Benefits Committee has duly caused this Post-Effective Amendment on Form S-8 to Form S-4 Registration Statement to be signed on behalf of the Reliant Energy, Incorporated Savings Plan by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on May 26, 1999.

                              RELIANT ENERGY, INCORPORATED SAVINGS PLAN



                              By:   /s/ Lee W. Hogan
                                   -----------------
                                    (Lee W. Hogan)
                                    Chairman of the Benefits Committee of
                                    Reliant Energy, Incorporated, Plan
                                    Administrator

                               INDEX TO EXHIBITS

                                                               Report or              SEC File or
Exhibit                                                      Registration            Registration              Exhibit
Number                  Document Description                   Statement                Number                Reference
-----------   ----------------------------------------   ---------------------   ---------------------   --------------------
    4.1*  -   Restated Articles of Incorporation of      Form 10-K for the year                 1-3187         3(a)
              the Company (restated as of September      ended December 31, 1997
              1997)

    4.2*  -   Amendment to the Company's Articles of     Form 10-Q for the quarter              1-3187         3
              Incorporation                              ended March 31, 1999

    4.3*  -   Amended and Restated Bylaws of the         Form 10-Q for the quarter              1-3187         3
              Company (adopted on September 2, 1998)     ended September 30, 1998

    4.4** -   Amended and Restated Rights Agreement
              dated August 6, 1997 between the
              Company and Chase Bank of Texas,
              National Association, as Rights Agent,
              including form of Statement of
              Resolution Establishing Series of
              Shares designated Series A Preference
              Stock and form of Rights Certificate

    4.5*  -   The Savings Plan (as amended and           Combined Form 10-Q                     1-3187        99(c)
              restated effective July 1, 1995)           for the quarter                        1-7629
                                                         ended March 31, 1995

    4.6*  -   First Amendment to the Savings Plan (as    Combined Form 10-Q                     1-3187        99(g)
              amended and restated effective July 1,     for the quarter                        1-7629
              1995) effective June 30, 1995              ended June 30, 1995

    4.7*  -   Second Amendment to the Savings Plan       Combined Form 10-Q                     1-3187        99(e)
              (as amended and restated effective July    for the quarter                        1-7629
              1, 1995) effective August 1, 1996          ended June 30, 1997

    4.8*  -   Fifth Amendment to the Savings Plan        Form 10-K for the year                 1-3187       10(c)(c)
              effective as of October 15, 1997           ended December 31, 1998

    4.9*  -   Savings Trust, as amended and restated,    Form 10-K for the year                 1-7629       10(s)(4)
              effective July 1, 1995, between the        ended December 31, 1995
              Company and the Northern Trust Company

    4.10  -   Sixth Amendment to the Savings Plan
              (as amended and restated effective
              July 1, 1995) effective April 1, 1999

    4.11  -   Seventh Amendment to the Savings Plan
              (as amended and restated effective
              July 1, 1995)

    5.1   -   Opinion of Baker & Botts, L.L.P.

                                                               Report or              SEC File or
Exhibit                                                      Registration            Registration              Exhibit
Number                  Document Description                   Statement                Number                Reference
-----------   ----------------------------------------   ---------------------   ---------------------   --------------------

     5.2  -   The registrant undertakes that the
              Savings Plan and any amendment thereto
              have been or will be submitted to the
              Internal Revenue Service ("IRS") in a
              timely manner and all changes required
              by the IRS for the Savings Plan to be
              qualified under Section 401 of the
              Internal Revenue Code have been or will
              be made.

     23.1 -   Consent of Deloitte & Touche LLP

     23.2 -   Consent of Baker & Botts, L.L.P.
              (included in Exhibit 5.1)

    24**  -   Powers of Attorney

________________
*     Incorporated herein by reference as indicated.
**    Previously filed.